                                                                   EXHIBIT 10.16

                         EXECUTIVE EMPLOYMENT AGREEMENT
                              (Dennis C. Bearden)

     THIS AGREEMENT is made and entered into as of July 8, 1998 between CENTURY MAINTENANCE SUPPLY, INC., a Delaware corporation having its principal executive office at 9100 Winkler, Houston, Texas 77017 (the "COMPANY"), and DENNIS C. BEARDEN (the "EMPLOYEE").

                                    RECITALS

     The Company desires to employ the Employee in an executive capacity and the Employee desires to enter the Company's employ.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.   Certain Definitions.  As used in this Agreement, the following terms have
     -------------------
the meanings prescribed below:

     AFFILIATE is used in this Agreement to define a relationship to a person or entity and means a person or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

     ANNUAL BONUS shall have the meaning assigned thereto in SECTION 4.2 hereof.

     BASE SALARY shall have the meaning assigned thereto in SECTION 4.1 hereof.

     BENEFICIAL OWNER shall have the meaning assigned thereto in Rule 13(d)-3 under the Exchange Act; provided, however, and without limitation, that any individual, corporation, partnership, group, association or other person or entity that has the right to acquire any Voting Stock at any time in the future, whether such right is (a) contingent or absolute or (b) exercisable presently or at any time in the future, pursuant to any agreement or understanding or upon the exercise or conversion of rights, options or warrants, or otherwise, shall be the Beneficial Owner of such Voting Stock.

     CAUSE shall have the meaning assigned thereto in SECTION 5.3 hereof.

     CHANGE IN CONTROL of the Company shall be deemed to have occurred if (a) the Company merges or consolidates with any other corporation (other than a wholly-owned direct or indirect subsidiary of the Company) and is not the surviving corporation (or survives as a subsidiary of another corporation) and, after such merger or consolidation, the Company's shareholders immediately prior to such merger or consolidation do not own Voting Stock representing a majority of the outstanding shares of Voting Stock of the surviving corporation or do not otherwise have the right to elect a majority of the board of directors of the surviving corporation, (b) the Company sells, or agrees to sell, all or substantially all of its assets to any other person or entity, (c) the Company is dissolved, (d) any third person or entity (other than the Company's shareholders on the Effective Date, a trustee or committee of any qualified employee benefit plan of the Company) together with its Affiliates shall become (by tender offer or otherwise), directly or indirectly, the Beneficial Owner of at least 30% of the Voting Stock of the Company (unless at such time FS Equity Partners IV, L.P. ("FSEP IV"), Employee and the other members of Company's management collectively are, directly or indirectly, the Beneficial Owner of a greater percentage of the outstanding Voting Stock of the Company than such person or entity) or (e) the individuals who constitute the Board of Directors of the Company as of the Effective Date (the "INCUMBENT BOARD") shall cease for any reason to constitute at least a majority of the Board of Directors; provided, that any person becoming a director whose election or nomination for election was approved by a majority of the members of the Incumbent Board shall be considered, for the purposes of this Agreement, a member of the Incumbent Board.

     CODE means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Internal Revenue Service thereunder, all as in effect from time to time during the Employment Period.

     COMMON STOCK means the Company's common stock, par value $.001 per share.

     COMPANY means Century Maintenance Supply, Inc., a Delaware corporation, the principal executive office of which as of the date hereof is located at 9100 Winkler, Houston, Texas 77017.

     CONFIDENTIAL INFORMATION shall have the meaning assigned thereto in SECTION
8.2 hereof.

     DATE OF TERMINATION means the earliest to occur of (a) the date of the Employee's death, (b) the date on which the Employee terminates his employment with the Company for any reason other than Good Reason or (c) the date of receipt of the Notice of Termination, or such later date as may be prescribed in the Notice of Termination in accordance with Section 5.6 hereof.

     DISABILITY means an illness or other disability which prevents the Employee from discharging his responsibilities under this Agreement for a period of 180 consecutive calendar days, or an aggregate of 180 calendar days in any calendar year, during the Employment Period, all as determined in good faith by the Board of Directors of the Company (or a committee thereof).

     EFFECTIVE DATE means the date of execution hereof.

     EMPLOYEE means Dennis C. Bearden, an individual residing at 1215 Meadowlark Lane, Sugarland, Texas 77478.

     EMPLOYMENT PERIOD shall have the meaning assigned thereto in SECTION 3 hereof.

     EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, all as in effect from time to time during the Employment Period.

     GOOD REASON shall have the meaning assigned thereto in SECTION 5.5 hereof.

     MERGER AGREEMENT shall mean that certain Agreement and Plan of Merger made and entered into as of May 5, 1998 by and among the Company, Century Acquisition Corporation, Employee and the other shareholders that Company listed therein.

     NON-COMPETITION AGREEMENT shall mean that certain Non-competition Agreement of even date herewith made and entered into by and among the Company, Employee, Century Airconditioning Supply, Inc., a Texas corporation ("CACS"), and Air Management Supply, Inc., a Nebraska corporation ("AIR MANAGEMENT").

     NOTICE OF TERMINATION shall have the meaning assigned thereto in SECTION
5.6 hereof.

     SHAREHOLDERS AGREEMENT shall mean that certain shareholders agreement entered into as of the Effective Date by and among the Company, Employee and FSEP IV.

     VACATION TIME shall have the meaning assigned thereto in SECTION 4.3 hereof.

     VOTING STOCK means all outstanding shares of capital stock of the Company entitled to vote generally in an election of directors; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote per share, each reference to a proportion of the issued and outstanding shares of Voting Stock shall be deemed to refer to the proportion of the aggregate votes entitled to be cast by the issued and outstanding shares of Voting Stock.

     WITHOUT CAUSE shall have the meaning assigned thereto in SECTION 5.4 hereof.

2.   General Duties of Company and Employee.
     --------------------------------------

     2.1 The Company agrees to employ the Employee, and the Employee agrees to accept employment by the Company and to serve the Company as President and Chief Executive Officer, and shall also be entitled to serve as a director of the Company until such right dissolves in accordance with the terms and provisions of the Shareholders Agreement, or until the Date of Termination, whichever is earlier. The authority, duties and responsibilities of the Employee shall include those described in this Agreement, and such other or additional duties as may from time to time be assigned to the Employee by the Board of Directors (or a committee thereof). While employed hereunder, the Employee shall devote substantially all of his business time and attention to the affairs of the Company and use his best efforts to perform faithfully and efficiently his duties and responsibilities. The Employee may (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures or fulfill speaking engagements and
(c) manage personal investments, so long as such activities do not interfere with the performance of the Employee's duties and responsibilities. Notwithstanding the foregoing, Employee shall not serve as an officer of any other business, other than in connection with Employee's operation of CACS.

     2.2 The Employee agrees and acknowledges that he owes a duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and to not knowingly do any act or knowingly make any statement, oral or written, which would injure the Company's business, its interests or its reputation unless required to do so in any legal proceeding by a competent court with proper jurisdiction.

     2.3 The Employee agrees to comply at all times during the Employment Period with all applicable policies, rules and regulations of the Company, including, without limitation, the Company's Code of Ethics and the Company's policy regarding trading in the Common Stock, as each is in effect from time to time during the Employment Period.

3.   Term.  Unless sooner terminated pursuant to other provisions hereof, the
     ----
Employee's period of employment under this Agreement shall be a period of five years beginning on the Effective Date (the "EMPLOYMENT PERIOD").

4.   Compensation and Benefits.
     -------------------------

     4.1  Base Salary.  As compensation for services to the Company, the Company
          -----------
shall pay to the Employee until the Date of Termination an annual base salary of $125,000.00 (the "BASE SALARY"). The Board of Directors (or a committee thereof), in its discretion, may increase the Base Salary based upon relevant circumstances. The Base Salary shall be payable in equal semi-monthly installments or in accordance with the Company's established policy, subject only to such payroll and withholding deductions as may be required by law and other deductions, as directed by the Employee, applied generally to employees of the Company for insurance and other employee benefit plans.

     4.2  Bonus.  In addition to the Base Salary, the Employee may be awarded,
          -----
for each fiscal year until the Date of Termination, an annual bonus (either pursuant to a bonus or incentive plan or program of the Company or otherwise) in an amount to be determined by the Board of Directors (or a committee thereof), in its sole discretion (the "ANNUAL BONUS"). Each such Annual Bonus would be payable at a time to be determined by the Board of Directors (or a committee thereof) in its sole discretion.

     4.3  Vacation.  Until the Date of Termination, the Employee shall be
          --------
entitled to SIX (6) weeks paid vacation during each one year period commencing on the Effective Date (the "VACATION TIME"). Any Vacation Time not taken during the applicable one year period will accrue and cumulate, or at the option of Executive, shall be paid to the extent unused in any one year period. In the event of termination of this Agreement, if any Vacation Time has accumulated, the Employee shall have the right to receive payment in cash for the pro rata amount on an annual basis for such accumulation.

     4.4  Automobile Allowance.  Until the Date of Termination, the Company
          --------------------
shall provide the Employee an automobile acceptable to the Employee and shall also reimburse the Employee for all expenses relating to the operation and the maintenance of the automobile on a monthly basis (the "AUTOMOBILE ALLOWANCE"). The Company shall be responsible for any and all insurance obligations relating to the said automobile.

     4.5  Incentive, Savings and Retirement Plans.  Until the Date of
          ---------------------------------------
Termination, the Employee shall be eligible to participate in and shall receive all benefits under all executive incentive, savings and retirement plans (including 401(k) plans) and programs currently maintained or hereinafter established by the Company for the benefit of its executive officers and/or employees.

     4.6  Welfare Benefit Plan.  Until the Date of Termination, the Employee
          --------------------
and/or the Employee's family, as the case may be, shall be eligible to participate in and shall receive all benefits under each welfare benefit plan of the Company currently maintained or hereinafter established by the Company for the benefit of its employees. Such welfare benefit plans may include, without limitation, medical, dental, disability, group life, accidental death and travel accident insurance plans and programs established with commercially reasonable companies.

     4.7  Reimbursement of Expenses.  The Employee may from time to time until
          -------------------------
the Date of Termination incur various business expenses customarily incurred by persons holding positions of like responsibility at companies of comparable size, including, without limitation, travel, entertainment and similar expenses incurred for the benefit of the Company, and will receive a Company credit card for use for such expenses. Subject to the Company's policy regarding the reimbursement of such expenses as in effect from time to time during the Employment Period, the Company shall reimburse the Employee for such expenses from time to time, at the Employee's request upon presentation of expense statements and such other supporting information as the Company may customarily require of its executives.

     4.8  Life Insurance.  The Company shall provide to the Employee, at the
          --------------
Company's cost, life insurance on terms that are mutually agreeable to the Company and the Employee.

     4.9  Stock Options.  On the Effective Date, the Employee will be granted
          -------------
nonqualified stock options to acquire 180,000 shares of the Company's Common Stock, at an exercise price of $10.00 per share pursuant to the Company's 1998 Performance Stock Option Plan, which options will have such vesting and termination provisions as is outlined in the Term Sheets for Stock Option Plans of Century Maintenance Supply, Inc. attached to the Merger Agreement.

5.   Termination.
     -----------

     5.1  Death.  This Agreement shall terminate automatically upon the death of
          -----
the Employee.

     5.2  Disability.  The Company may terminate this Agreement, upon written
          ----------
notice to the Employee delivered in accordance with SECTIONS 5.6 and 9.1 hereof, upon the Disability of the Employee.

     5.3  Cause.  The Company may terminate this Agreement, upon written notice
          -----
to the Employee delivered in accordance with SECTIONS 5.6 and 9.1 hereof, for
Cause.  For purposes of this Agreement, "CAUSE" means (a)   the conviction of
the Employee of a felony or other serious crime, (b) the Employee's grossly negligent or willful refusal to perform his duties and responsibilities as contemplated in this Agreement or (c) the Employee's grossly negligent of willful engaging in activities which would (A) constitute a material breach of any term of this Agreement, the Company's Code of Ethics, the Company's policies regarding trading in the Common Stock or reimbursement of business expenses or any other applicable policies, rules or regulations of the Company, or (B) result in a material injury to the business, condition (financial or otherwise), results of operations or prospects of the Company or its Affiliates (as determined in good faith by the Board of Directors of the Company or a committee thereof), (d) Employee's engaging in fraud or other illegal conduct to the detriment of the Company, (e) Employee's material breach of the confidentiality provisions contained in SECTION 8 of this Agreement, (f) the Company's determination that Employee has entered into a conflict of interest pursuant to the terms of SECTION 7 of this Agreement, (g) the material breach by Employee, CACS (including when doing business as Core Distributing) or Air Management of the terms and provisions of the Non-competition Agreement, or (h) Employee's material breach of the terms and provisions of the Shareholders Agreement or the option agreements that Employee will enter into in connection with the transactions contemplated by SECTION 4.9 of this Agreement (the "OPTION AGREEMENTS").

     5.4  Without Cause.  The Company may terminate this Agreement Without
          -------------
Cause, upon written notice to the Employee delivered in accordance with SECTIONS
5.6 and 9.1 hereof. For purposes of this Agreement, the Employee will be deemed to have been terminated "WITHOUT CAUSE" if the Employee is terminated by the Company for any reason other than Cause, Disability or death.

     5.5  Good Reason.  The Employee may terminate this Agreement for Good
          -----------
Reason, upon written notice to the Company delivered in accordance with SECTIONS
5.6 and 9.1 hereof. For purposes of this Agreement, "GOOD REASON" means (a) the assignment to the Employee of any substantial ongoing duties inconsistent in any material adverse respect with the Employee's duties or responsibilities as contemplated in this Agreement, (b) any other action by the Company which results in a material adverse diminishment in the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, (c) any material breach by the Company of any of the provisions of this Agreement, the Shareholders Agreement or the Option Agreements, (d) requiring the Employee to relocate permanently to any office or location other than Houston,

Texas without his consent, or (e) any reduction, or attempted reduction, at any time during the Employment Period, of the Base Salary or other material benefits granted herein of the Employee.

     5.6  Notice of Termination.  Any termination of this Agreement by the
          ---------------------
Company for Cause, Without Cause or as a result of the Employee's Disability, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (c) specifies the termination date, if such date is other than the date of receipt of such notice (which termination date shall not be more than 15 days after the giving of such notice).

6.   Obligations of Company upon Termination.
     ---------------------------------------

     6.1  Cause; Other Than Good Reason.  If this Agreement shall be terminated
          -----------------------------
either by the Company for Cause or by the Employee for any reason other than Good Reason, the Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the Employee's Base Salary (as in effect on the Date of Termination) through the Date of Termination, if not theretofore paid, and, in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company.

     6.2  Death or Disability.
          -------------------

          (a) Subject to the provisions of this SECTION 6.2, if this Agreement is terminated as a result of the Employee's death or Disability, the Company shall pay to the Employee or his estate, in a lump sum in cash within 30 days of the Date of Termination, the greater of (i) that portion of the Employee's Base Salary (as in effect on the Date of Termination) owing in respect of the balance of the Employment Period or (ii) the Employee's Base Salary (as in effect on the Date of Termination). The Company may purchase insurance to cover all or any part of the obligation contemplated in the foregoing sentence, and the Employee agrees to submit to a physical examination to facilitate the procurement of such insurance.

          (b) Whenever compensation is payable to the Employee hereunder during a period in which he is partially or totally disabled, and such Disability would (except for the provisions hereof) entitle the Employee to Disability income or salary continuation payments from the Company according to the terms of any plan or program presently maintained or hereafter established by the Company, the Disability income or salary continuation paid to the Employee pursuant to any such plan or program shall be considered a portion of the payment to be made to the Employee pursuant to this SECTION 6.2 and shall not be in addition hereto. If Disability income is payable directly to the Employee by an insurance company under the terms of an insurance policy paid for by the Company, the amounts paid to the Employee by such insurance company shall be considered a portion of the payment to be made to the Employee pursuant to this SECTION 6.2 and shall not be in addition hereto.

If life insurance proceeds under a policy, for which the Company pays the premiums but of which the Company (or an affiliate of the Company) is not the beneficiary, are paid to Employee's estate or to the beneficiary designated by Employee, such proceeds shall be considered a portion of the payment to be made to or for the benefit of Employee pursuant to this SECTION 6.2 and shall not be in addition hereto.

     6.3  Good Reason; Without Cause.  If this Agreement shall be terminated
          --------------------------
either by the Employee for Good Reason or by the Company Without Cause:

          (a) the Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

               (1) if not theretofore paid, the Employee's Base Salary (as in effect on the Date of Termination) through the Date of Termination;

               (2) the product of (x) the Annual Bonus paid to the Employee for the last full fiscal year preceding the Date of Termination and (y) the fraction obtained by dividing (i) the number of days between the Date of Termination and the last day of the last full fiscal year preceding the Date of Termination and (ii) 365; and

               (3) in the case of compensation previously deferred by the Employee, all amounts of such compensation previously deferred and not yet paid by the Company;

          (b) the Company shall, promptly upon submission by the Employee of supporting documentation, pay or reimburse to the Employee any costs and expenses paid or incurred by the Employee which would have been payable under SECTION 4.7 of this Agreement if the Employee's employment had not terminated; and

          (c) until the expiration of the 24-month period commencing on the Date of Termination, the Company shall (i) continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them under SECTION 4.6 if the Employee's employment had not been terminated (provided, that to the extent such benefits cannot be continued for any reason during such period (e.g., disability insurance
                                                  ---
     that may not be portable), then the Company will pay to Employee during such period, on a monthly basis, the dollar equivalent that the Company had spent to keep such insurance in place under the Company's plans during the period that Employee was employed by the Company); and (ii) pay to the Employee, in equal semi-monthly installments the Employee's Base Salary (as in effect on the Date of Termination).

     6.4  Change in Control.  If (a) this Agreement shall be terminated either
          -----------------
by the Employee for Good Reason or by the Company Without Cause and (b) a Change in Control of the Company has occurred within the two-year period preceding the Date of Termination, then, in addition to the obligations of the Company set forth in SECTION 6.3(a),(b) AND (c)(i) hereof, but in lieu of the obligations of the Company set forth in SECTION 6.3(c)(ii), the Company shall pay to the Employee, in a lump sum in cash within 30 days after the Date of Termination, two times the sum of (x) the Employee's Base Salary (as in effect on the Date of Termination or such higher rate as may have been in effect at any time during the 90-day period preceding the Date of Termination) and (y) the Annual Bonus paid to the Employee for the last full fiscal year.

     6.5 Notwithstanding anything contained in this Agreement to the contrary, the aggregate amount payable to and benefits received or to be received by Employee under this Agreement and under all other existing or future agreements or arrangements that would be considered "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), shall in no event exceed one dollar less than the amount that would trigger the application of the excise tax imposed by Section 4999 of the Code on such payments for benefits.

7.   Employee's Obligation to Avoid Conflicts of Interest.
     ----------------------------------------------------

     7.1 In keeping with the Employee's duties to the Company, the Employee agrees that he shall not knowingly become involved in a conflict of interest with the Company, or upon discovery thereof, allow such a conflict to continue. The Employee further agrees to disclose to the Company, promptly after discovery, any facts or circumstances which might involve a conflict of interest with the Company.

     7.2 The Company and the Employee recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a "CONFLICT OF INTEREST." Moreover, the Company and the Employee recognize that there are many borderline situations. In some instances, full disclosure of facts by the Employee to the Company is all that is necessary to enable the Company to protect its interests. In others, if no improper motivation appears to exist and the Company's interests have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for the Company to terminate the employment relationship. The Company and the Employee agree that the Company's determination as to whether or not a conflict of interest exists shall be conclusive. The Company reserves the right to take such action as, in its judgment, will end the conflict of interest.

     7.3 In this connection, it is agreed that any direct or indirect interest in, connection with or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect the Company or its Affiliates, involves a possible conflict of interest.

     7.4 Subject to all of the terms and conditions of this Agreement, the Employee shall not be prohibited from engaging in any activity not prohibited by the Non-Competition Agreement.

8.   Employee's Confidentiality Obligation.
     -------------------------------------

     8.1 The Employee hereby acknowledges, understands and agrees that all Confidential Information is the exclusive and confidential property of the Company and its Affiliates which shall at all times be regarded, treated and protected as such in accordance with this
SECTION 8. The Employee acknowledges that all such Confidential Information is in the nature of a trade secret.

     8.2 For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means information, which is used in the business of the Company or its Affiliates and
(a) is proprietary to, about or created by the Company or its Affiliates, (b) gives the Company or its Affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (c) is designated as Confidential Information by the Company or its Affiliates, is known by the Employee to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Employee to be confidential and proprietary to the Company or its Affiliates, or (d) is not generally known by non-Company personnel.

     8.3 As a consequence of the Employee's acquisition or anticipated acquisition of Confidential Information, the Employee shall occupy a position of trust and confidence with respect to the affairs and business of the Company and its Affiliates. In view of the foregoing and of the consideration to be provided to the Employee, the Employee agrees that it is reasonable and necessary that the Employee make each of the following covenants:

          (a) At any time during the Employment Period and thereafter, the Employee shall not disclose Confidential Information to any person or entity, either inside or outside of the Company, other than as necessary in carrying out his duties and responsibilities as set forth in Section 2 hereof, without first obtaining the Company's prior written consent (unless such disclosure is compelled pursuant to court orders or subpoena, and at which time the Employee shall give notice of such proceedings to the Company and provide the Company with an opportunity to resolve such disclosure in a manner reasonably acceptable to the Company).

          (b) At any time during the Employment Period and thereafter, the Employee shall not use, copy or transfer Confidential Information other than as necessary in carrying out his duties and responsibilities as set forth in Section 2 hereof, without first obtaining the Company's prior written consent.

          (c) On the Date of Termination, the Employee shall promptly deliver to the Company (or its designee) all written materials, records and documents made by the Employee or which came into his possession prior to or during the Employment Period concerning the business or affairs of the Company or its Affiliates, including, without limitation, all materials containing Confidential Information.

9.   Miscellaneous.
     -------------

     9.1  Notices.  All notices and other communications required or permitted
          -------
hereunder or necessary or convenient in connection herewith shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses:

          If to the Company to:
          ---------------------

          Century Maintenance Supply, Inc.
          9100 Winkler
          Houston, Texas 77017
          Attn: President
          Telephone No. (713) 947-6703
          Fax No.: (713) 943-8443

          If to the Employee to:
          ----------------------

          Dennis C. Bearden
          1215 Meadowlark Lane
          Sugarland, Texas 77478
          Telephone No. (281) 242-9581
          Fax No. (713) 943-8443

or to such other names, addresses, telephone and fax numbers as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 9.1.

     9.2  Waiver of Breach.  The waiver by any party hereto of a breach of any
          ----------------
provision of this Agreement shall neither operate nor be construed as a waiver of the breach of any other provision or of any subsequent breach by any party.

     9.3  Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the Company, its successors, legal representatives and assigns, and upon the Employee, his heirs, executors, administrators, representatives and assigns; provided, however, the Employee agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of the Company.

     9.4  Entire Agreement; No Oral Amendments.  This Agreement and the Non-
          ------------------------------------
Competition Agreement referenced in SECTION 7.4 constitutes the entire agreement between the Employee and the

Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any oral statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

     9.5  Enforceability.  If any provision of this Agreement or application
          --------------
thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     9.6  Jurisdiction; Arbitration.  The laws of the State of Texas shall
          -------------------------
govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration located in Houston, Texas administered by the American Arbitration Association in accordance with its applicable arbitration rules, and the judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, which judgment shall be binding upon the parties hereto.

     9.7  Injunctive Relief.  The Company and the Employee agree that a breach
          -----------------
of any term of this Agreement by the Employee would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the Employee's duties or responsibilities hereunder.

     9.8  Employee's Representation.  Employee shall be, and he represents that
          -------------------------
he is, free to enter into this Agreement and not under any contractual restraint which would prohibit his satisfactorily performing his duties to the Company hereunder.

     9.9  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.


                   [Signature on Immediately Following Page]

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

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.


                              CENTURY MAINTENANCE SUPPLY, INC.



                              By: /s/ Richard E. Penick
                                 -----------------------------------------------
                              Name: Richard E. Penick
                                    --------------------------------------------
                              Title Vice President
                                   ---------------------------------------------



                              /s/ Dennis C. Bearden
                              --------------------------------------------------
                                              Dennis C. Bearden

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